SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          OneLink Communications, Inc.
             (Exact Name of Registrant as Specified in its Charter)

     Minnesota                                       41-1675041
(State or Other Juris-                              (I.R.S. Employer
 diction of Incorporation                          Identification Number)
 or Organization)

                          10340 Viking Drive, Suite 150
                          Eden Prairie, Minnesota 55344
              (Address of Principal Executive Office and Zip Code)


               OneLink Communications, Inc. 1994 Stock Option Plan
                            (Full Title of the Plan)


                          Nicholas C. Bluhm, President
                          OneLink Communications, Inc.
                          10340 Viking Drive, Suite 150
                          Eden Prairie, Minnesota 55344
                                 (612) 996-9000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                John A. Grimstad
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402


                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                     Proposed
                                                       Proposed Maximum               Maximum
  Title of Securities          Amount to be             Offering Price               Aggregate                Amount of
   to be Registered            Registered(1)             Per Share(2)            Offering Price(2)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

  Options to Purchase
  Common Stock under
     the 1994 Plan              Indefinite                  $ 0.00                    $ 0.00                    $ 0.00

     Common Stock
     issuable upon
  exercise of options
   granted under the
       1994 Plan             1,500,000 shares               $2.3125                 $ 3,468,750               $1,051.14
                                                                                                               --------

        TOTAL:                                                                                                 $1,051.14
================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the bid and asked prices of the Registrant's Common Stock on April 18, 1997.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1994 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-08007, are incorporated herein by reference.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie and State of Minnesota, on the 15th day of April , 1997.


                               ONELINK COMMUNICATIONS, INC.
                               (the "Registrant")



                                By /s/ Nicholas C. Bluhm
                                   Nicholas C. Bluhm, President





     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

     Each of the undersigned constitutes and appoints Ronald E. Eibensteiner and Nicholas C. Bluhm his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of OneLink Communications, Inc. relating to the Company's 1994 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                     Title                              Date


/s/ Nicholas C. Bluhm         President, Chief Executive         April 15, 1997
----------------------        Officer and Director (principal
Nicholas C. Bluhm             executive officer)


/s/ Michael J. Ryan           Vice President of Finance          April 15, 1997
----------------------        (principal financial and
Michael J. Ryan               accounting officer)


/s/ Ronald E. Eibensteiner    Chairman and Director              April 15, 1997
--------------------------
Ronald E. Eibensteiner



/s/ Michael P. Corcoran       Director                           April 17, 1997
------------------------
Michael P. Corcoran



/s/  Gregory H. Mohn          Director                           April 15, 1997
----------------------
Gregory H. Mohn



/s/ George E. Smith           Director                           April 15, 1997
---------------------
George E. Smith



/s/ Vin Weber                 Director                           April 16, 1997
---------------------
Vin Weber

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                          OneLink Communications, Inc.



                         Form S-8 Registration Statement




                             E X H I B I T I N D E X




Number                                      Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signature Page)